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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 19, 2003
Date of report

DIMON INCORPORATED
(Exact name of registrant as specified in its charter)

Virginia	000-25734, 001-13684	54-1746567
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(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

512 Bridge Street Danville, Virginia 24541 (Address of principal executive offices)

(434) 792-7511 (Registrant's telephone number, including area code)

N/A (former name of former address, if changed since last report)

DIMON Incorporated and Subsidiaries

ITEM 5.	Other Events.

          As anticipated in previous disclosures, in connection with its ongoing administrative investigation into certain tobacco buying and selling practices alleged to have occurred within the leaf tobacco industry in Spain, Italy and other EU countries, the European Commission (EC) has issued a Statement of Objections (Statement) relating to buying practices in Spain.  As expected, the Statement alleges that the buying practices of the tobacco processors and producers in Spain constitute infringements of EU competition laws.  Also as expected, the Statement indicates that the EC intends to assess administrative penalties, but does not provide any indication as to what those penalties may be.  Although it is impossible to assess the amount of any penalties at this time, they could be material to our earnings.  We do not expect to have any insight into the potential penalties until late in 2004.  We are in the process of responding to the Statement and will continue to cooperate with the EC.

          This Form 8-K contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from DIMON's expectations. DIMON assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

DIMON Incorporated and Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2003	DIMON Incorporated
Registrant

By: /s/ Thomas G. Reynolds
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Thomas G. Reynolds Vice President - Controller (Principal Accounting Officer)

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